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Exhibit 24.1

Power of Attorney

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel W. Johnson, Michael J. McCoy and Jody H. Feragen, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-4 and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ JOEL W. JOHNSON Joel W. Johnson	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	August 21, 2001
/s/ MICHAEL J. MCCOY Michael J. McCoy	Senior Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	August 21, 2001
/s/ GARY J. RAY Gary J. Ray	Executive Vice President, Refrigerated Foods and Director	August 21, 2001
/s/ ERIC A. BROWN Eric A. Brown	Group Vice President, Prepared Foods and Director	August 21, 2001
/s/ JOHN W. ALLEN John W. Allen	Director	August 20, 2001
/s/ JOHN R. BLOCK John R. Block	Director	August 17, 2001
/s/ WILLIAM S. DAVILA William S. Davila	Director	August 28, 2001

/s/ E. PETER GILLETTE, JR. E. Peter Gillette, Jr.	Director	August 28, 2001
/s/ LUELLA G. GOLDBERG Luella G. Goldberg	Director	August 28, 2001
/s/ JOSEPH T. MALLOF Joseph T. Mallof	Director	August 28, 2001
/s/ DAKOTA A. PIPPINS Dakota A. Pippins	Director	August 28, 2001
/s/ JOHN G. TURNER John G. Turner	Director	August 28, 2001
/s/ ROBERT R. WALLER Dr. Robert R. Waller	Director	August 28, 2001

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Power of Attorney